The Universal Institutional Funds, Inc. - Global Tactical
Asset Allocation Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	Conagra Foods Inc. 3.200% due
1/25/2023
Purchase/Trade Date:	  1/15/2013
Offering Price of Shares: $99.754
Total Amount of Offering: $1,225,000,000
Amount Purchased by Fund: $15,000
Percentage of Offering Purchased by Fund: 0.001
Percentage of Fund's Total Assets: 0.07
Brokers: RBS, Bof A Merrill Lynch, JP Morgan, US
Bancorp, Wells Fargo Securities, BNP Paribas, Mitsubishi
UFJ Securities, Mizuho Securities
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 ING U.S. Inc. 2.900% due
2/15/2018
Purchase/Trade Date:	  2/6/2013
Offering Price of Shares: $99.824
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.12
Brokers: Deutsche Bank Securities, JP Morgan, RBC
Capital Markets, SunTrust Robinson Humphrey, ING,
BNY Mellon Capital Markets, LLC, BofA Merrill Lynch,
Citigroup, Barclays, Credit Suisse, Goldman, Sachs & Co.,
Morgan Stanley, UBS Investment Bank, US Bancorp, BNP
Paribas, Credit Agricole CIB, Lloyds Securities, Mitsubishi
UFJ Securities, nabSecurities, LLC, PNC Capital Markets
LLC, Scotiabank, Standard Chartered Bank, The Williams
Capital Group, L.P., Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Wells Fargo & Co. 3.450% due
2/13/2023
Purchase/Trade Date:	  2/6/2013
Offering Price of Shares: $99.941
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $40,000
Percentage of Offering Purchased by Fund: 0.002
Percentage of Fund's Total Assets: 0.19
Brokers: Wells Fargo Securities, LLC, Citigroup Global
Markets Inc., Credit Suisse Securities (USA) LLC,
Goldman, Sachs & Co., JP Morgan Securities LLC,
Morgan Stanley & Co. LLC, Barclays Capital Inc., BB&T
Capital Markets, Capital One Southcoast Inc., CastleOak
Securities, LP, CIBC World Markets Corp., Comerica
Securities, Inc., Deutsche Bank Securities, HSBC
Securities (USA) Inc., Loop Capital Markets LLC, Merrill
Lynch, Pierce, Fenner & Smith, National Bank of Canada
Financial Inc., RBC Capital Markets, LLC, Samuel A.
Ramirez & Company, Inc., Santander Investment Securities
Inc., TD Securities  (USA) LLC, UBS Securities LLC, The
Williams Capital Group LP.
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Cardinal Health Inc. 3.200% due
3/15/2023
Purchase/Trade Date:	  2/19/2013
Offering Price of Shares: $99.793
Total Amount of Offering: $550,000,000
Amount Purchased by Fund: $15,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.07
Brokers: Merrill Lynch, Deutsche Bank Securities, UBS
Investment Bank, Barclays, Morgan Stanley, HSBC,
Mitsubishi UFJ Securities, Wells Fargo
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Freeport-McMoRan Copper & Gold
Inc. 2.375% due 3/15/2018
Purchase/Trade Date:	  2/28/2013
Offering Price of Shares: $99.990
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $20,000
Percentage of Offering Purchased by Fund: 0.001
Percentage of Fund's Total Assets: 0.10
Brokers: JP Morgan Securities, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, BNP Paribas Securities
Corp., Citigroup Global Markets Inc., HSBC Securities
(USA), Inc., Mizuho Securities USA Inc., Scotia Capital
(USA) Inc, SMBC Nikko Capital Markets Limited, BMO
Capital Markets Corp., CIBC World Markets Corp., RBC
Capital Markets, LLC, Santander Investment Securities
Inc., Standard Chartered Bank, TD Securities (USA) LLC,
US Bancorp Investments, Inc.
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Enterprise Products Operating LLC
3.350% due 3/15/2023
Purchase/Trade Date:	  3/11/2013
Offering Price of Shares: $99.908
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund:  0.004
Percentage of Fund's Total Assets: 0.23
Brokers: JP Morgan, DNB Markets, Morgan Stanley, RBS,
Scotiabank, Wells Fargo Securities, Mitsubishi UFJ
Securities, Mizuho Securities, SunTrust Robinson
Humphrey, Barclays, Credit Suisse, Deutsche Bank
Securities, BofA Merrill Lynch, RBC Capital Markets,
SMBC Nikko, UBS Investment Bank, US Bancorp, ING
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Glaxosmithkline Capital PLC
2.800% due 3/18/2023
Purchase/Trade Date:	  3/13/2013
Offering Price of Shares: $98.992
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $40,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.21
Brokers: Deutsche Bank Securities, Goldman, Sachs & Co.,
JP Morgan, UBS Investment Bank, Barclays, Citigroup,
Credit Suisse, HSBC, Mizuho Securities, Morgan Stanley,
RBS , Standard Chartered Bank
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Goldcorp Inc. 3.700% due
3/15/2023
Purchase/Trade Date:	  3/13/2013
Offering Price of Shares: $99.431
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.005
Percentage of Fund's Total Assets: 0.27
Brokers: BofA Merrill Lynch, HSBC, Morgan Stanley,
Citigroup, JP Morgan, BMO Capital Markets, CIBC, RBC
Capital Markets, Scotiabank, TD Securities, Goldman,
Sachs & Co., Mitsubishi UFJ Securities, RBS, SMBC
Nikko
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Barrick Gold Corp. 4.100% due
5/1/2023
Purchase/Trade Date:	  4/29/13
Offering Price of Shares: $99.797
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $45,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.09
Brokers: Citigroup Global Markets Inc., JP
MorganSecurities LLC, Morgan Stanley & Co. LLC, RBC
Capital Markets, LLC, HSBC Securities (USA) Inc., UBS
Securities LLC, BMO Capital Markets Corp., CIBC World
Markets Corp., Scotia Bank (USA) Inc., TD Securities
(USA) LLC, Barclays Capital Inc., BNP Paribas Securities
Corp., Deutsche Bank Securities Inc.,Goldman, Sachs &
Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
RBS Securities Inc., Standard Chartered Bank
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Kingdom of Spain 4.400% due
10/31/2023
Purchase/Trade Date:	  5/14/2013
Offering Price of Shares: EUR 99.596
Total Amount of Offering: EUR 7,000,000,000
Amount Purchased by Fund: EUR 50,000
Percentage of Offering Purchased by Fund: 0.001
Percentage of Fund's Total Assets: 0.14
Brokers: Barclays Bank PLC, Citigroup, Goldman, Sachs
International Bank, Credit Agricole CIB, BNP Paribas,
Credit Suisse, JP Morgan, Cecobank, Societe Generale
Corporate and Investment Bank, Nomura, The Royal Bank of Scotland, Caixabank, Deutsche Bank, Santander Global
Banking and Markets, Banco Bilbao Vizcaya Argentaria
S.A., HSBC, Bankia Commerzbank, Morgan Stanley,
Bankinter, RBC Capital Markets, Natixis
Purchased from: Banco Santander
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Merck & Co. Inc. 2.800% due
5/18/2023
Purchase/Trade Date:	  5/15/2013
Offering Price of Shares: $99.913
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.10
Brokers: BNP Paribas, Deutsche Bank Securities, JP
Morgan, BofA Merrill Lynch, Morgan Stanley, Citigroup,
Goldman, Sachs & Co., Credit Suisse, HSBC, RBS, UBS
Investment Bank, Drexel Hamilton, Santander, Societe
Generale, Standard Chartered Bank, SMBC Nikko, US
Bancorp, Wells Fargo Securities, The William Capital
Group LP
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Glencore Fund LLC 2.500% due
1/15/2019
Purchase/Trade Date:	  5/22/2013
Offering Price of Shares: $99.502
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $65,000
Percentage of Offering Purchased by Fund: 0.004
Percentage of Fund's Total Assets: 0.13
Brokers: Merrill Lynch, Pierce, Fenner & Smith
Incorporated, BNP Paribas Securities Corp., Credit Suisse
Securities (USA) LLC, RBS Securities Inc., ANZ
Securities, Inc., Mitsubishi UFJ Securities (USA), Inc.,
SMBC Nikko Capital Markets Limited, TD Securities
(USA) LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.